SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004

                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 5, 2004

                          MIRAVANT MEDICAL TECHNOLOGIES

             (Exact name of Registrant as specified in its charter)

   Delaware                               0-2554                 77-0222872
(State or other jurisdiction of     (Commission File Number)    I.R.S. Employer
incorporation or organization)                            Identification Number)





                                336 Bollay Drive
                             Santa Barbara, CA 93117

                    (Address of principal executive offices)

                                 (805) 685-9880

              (Registrant's telephone number, including area code)


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ITEM 5.  Other Events

     Convertible Debt Financing

     On February 5, 2004, we entered into an Unsecured Convertible Debenture Purchase Agreement, or the February 2004 Debt Agreement, with certain private accredited investors, or the 2004 Lenders. The 2004 February Debt Agreement has a maximum borrowing availability of $2.0 million with interest accruing at 8% per year, due and payable quarterly, with the first interest payment due on April 1, 2004, and the principal maturing on February 5, 2008. On February 5, 2004, we issued $2.0 million worth of convertible debentures under the February 2004 Debt Agreement pursuant to a private placement. At our option and subject to certain restrictions, we may make interest payments in cash or in shares of our Common Stock, or the interest can be added to the outstanding principal of the note. Each convertible debenture issued pursuant to the February 2004 Debt Agreement is convertible at the holder's option into shares of our Common Stock. We are obligated to file a registration statement with the SEC covering the resale of the shares of Common Stock underlying these convertible debentures no later than April 30, 2004. In addition, these debentures may not be converted into Common Stock until we have received approval of our stockholders to increase the number of shares of Common Stock available for issuance sufficient to allow for any such conversion. The conversion price at which the debentures are convertible is currently $2.00 per share, approximately a 22% discount to the closing price as of the date of issuance. Such conversion price is subject to adjustment for stock splits, stock dividends or similar events as well as upon certain dilutive issuances. The convertible debentures, following the registration of the underlying shares, can be prepaid at our option prior to the maturity date or their conversion in the event that the closing sale price of the Common Stock has been greater than 200% of the conversion price then in effect for 15 consecutive trading days or if we consummate a sale of Common Stock pursuant to a firm commitment underwritten public offering at an offering price greater than 200% of the conversion price then in effect and with gross proceeds to us in excess of $20 million. Upon the occurrence of certain events of default, the holders of the convertible debentures may require that they be repaid prior to maturity. These events of default include our failure to pay amounts due under the debentures or to otherwise perform any material covenant in the February 2004 Debt Agreement or other related documents.

     A copy of the February 2004 Debt Agreement, the related form of convertible promissory note and the related registration rights agreement relating to this transaction are filed as exhibits to this report and are incorporated by reference herein. The foregoing description of the above transactions and agreements does not purport to be complete and is qualified in their entirety by reference to the exhibits.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    Exhibit Number                              Exhibit

     Exhibit 4.1 Form of Convertible  Promissory Note between the Registrant and the Purchaser.

     Exhibit 4.2 Registration Rights Agreement dated February 5, 2004 between the Registrant and the Purchaser.

     Exhibit 10.1 Unsecured  Convertible Debt Purchase  Agreement dated February
                  5, 2004 between the Registrant and the Purchaser.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Miravant Medical Technologies
                                               (Registrant)

Date:  February 12, 2004

                                                By:  /s/ John M. Philpott
                                                -------------------------
                                                Name:    John M. Philpott
                                                Title:   Chief Financial Officer


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                                  Exhibit Index

                 Exhibit Number                              Exhibit

     Exhibit 4.1 Form of Convertible  Promissory Note between the Registrant and the Purchaser.

     Exhibit 4.2 Registration Rights Agreement dated February 5, 2004 between the Registrant and the Purchaser.

     Exhibit 10.1 Unsecured  Convertible Debt Purchase  Agreement dated February
                  5, 2004 between the Registrant and the Purchaser.